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                                                                     EXHIBIT 3.2

                               RESTATED  BYLAWS
                                      OF
                                   NNG, INC.

                           (A Delaware Corporation)

                                   ARTICLE I

                                    OFFICES

     Section 1.01. Registered Office. The registered office of NNG, Inc. (the
                   -----------------
 "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

     Section 1.02.  Principal Executive Office.  The principal executive office
                    --------------------------
of the Corporation shall be located at 1840 Century Park East, Los Angeles, California 90067. The Board of Directors of the Corporation (the "Board of Directors") may change the location of said principal executive office.

     Section 1.03.  Other Offices.  The Corporation may also have an office or
                    -------------
offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 2.01.  Annual Meetings.  The annual meeting of stockholders of the
                    ---------------
Corporation shall be held between May 1 and July 1 of each year on such date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of
Section 3.04 hereof and any other proper business may be transacted.

     Section 2.02.  Special Meetings.  Special meetings of stockholders for any
                    ----------------
purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board, or by the President and Chief Executive Officer. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     Section 2.03.  Place of Meetings.  Each annual or special meeting of
                    -----------------
stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board. If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.
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     Section 2.04.  Notice of Meetings.  Written notice of each annual or
                    ------------------
special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

     Section 2.05.  Conduct of Meetings.  All annual and special meetings of
                    -------------------
stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board. The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

     Section 2.06.  Notice of Stockholder Business and Nominations. Nominations
                    ----------------------------------------------
of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware,
(3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c )(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of

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stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be more timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the filing of a stockholder's notice as described herein. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the second paragraph of this Section 2.06 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     Only persons nominated in accordance with the procedures set forth in this
Section 2.06 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

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     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.06. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 2.06 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 2.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.07.  Quorum.  At any meeting of stockholders, the presence, in
                    ------
person or by proxy, of the holders of record of a majority of shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.07 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation (the "Certificate") for the vote necessary for the adoption of any measure governed thereby. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.08.  Votes Required.  A majority of the votes cast at a duly
                    --------------
called meeting of stockholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless the vote of a greater or different number thereof is required by statute, by the rights of any authorized class of stock or by the Certificate. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

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     Section 2.09.  Proxies.  A stockholder may vote the shares owned of record
                    -------
by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

     Section 2.10.  Stockholder Action.  Any action required or permitted to be
                    ------------------
taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, unless such action requiring or permitting shareholder approval is approved by a majority of the Continuing Directors (as defined in the Certificate), in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

     Section 2.11.  List of Stockholders.  The Secretary of the Corporation
                    --------------------
shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

     Section 2.12.  Inspectors of Election.  In advance of any meeting of
                    ----------------------
stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such an appointment. The number of Inspectors of Election shall be one (1) or three (3). If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

     The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

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                                  ARTICLE III

                                   DIRECTORS

     Section 3.01.  Powers.  The business and affairs of the Corporation shall
                    ------
be managed by and be under the direction of the Board of Directors. The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Certificate or these Bylaws.

     Section 3.02.  Number.  Except as otherwise fixed pursuant to the
                    ------
provisions of Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, par value One Dollar ($1.00) per share of the Corporation ("Preferred Stock"), the number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3). The Board of Directors, as of January 31, 2001, and thereafter, shall consist of fourteen (14) directors until changed as herein provided.

     Section 3.03.  Independent Outside Directors.  At least sixty percent (60%)
                    -----------------------------
of the members of the Board of Directors of the Corporation shall at all times be "Independent Outside Directors", which term is hereby defined to mean any director who:

          1. has not in the last five (5) years been an officer or employee of the Corporation or any of its subsidiaries or affiliates; and

          2. is not related to an officer of the Corporation (or an officer of any of the Corporation's parents, subsidiaries or affiliates) by blood, marriage or adoption (except relationships more remote than first cousin); and

          3. is not, and has not within the last two (2) years been, an officer, director or employee of, and does not own, and has not within the last two (2) years owned, directly or indirectly, in excess of one percent (1%) of any firm, corporation or other business or professional entity which has made or proposes to make during either the Corporation's or such entity's last or next fiscal year payments for property or services in excess of one percent (1%) of the gross revenues either of the Corporation for its last fiscal year or of such entity for its last fiscal year, but excluding payments determined by competitive bids, public utility services at rates set by law or government authority, or payments arising solely from the ownership of securities, or to which the Corporation was indebted at any time during the Corporation's last fiscal year in an aggregate amount in excess of one percent (1%) of the Corporation's total assets at the end of such fiscal year or Five Million dollars ($5,000,000), whichever is less, but excluding debt securities which have been publicly offered or which are publicly traded; and

          4. is not a director, partner, officer or employee of an investment banking firm which has performed services for the Corporation in the last two (2) years or which the Corporation proposes to have perform services in the next year other than as a participating underwriter in a syndicate; and

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          5.        is not a control person of the Corporation (other than as a director of the Corporation) as defined by the regulations of the Securities and Exchange Commission.

     Section 3.04.  Election and Term of Office.  Except as provided in Section
                    ---------------------------
3.07 hereof and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of
Section 2 of Article Fourth of the Certificate, to the holders of any class or series of Preferred Stock, directors shall be elected by the stockholders of the Corporation. The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors (fixed pursuant to Section 3.02 hereof) by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting of stockholders of the Corporation following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 2000 and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 2000.

     Notwithstanding the foregoing provisions of this Section 3.04: each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth of the Certificate in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series. Nominations for the election of directors may be made by the Board or a committee thereof or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given by such stockholder to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that (a) in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; and (b) in the event that less than seventy (70) days shall remain from the date of public disclosure of the adoption of this bylaw provision to the date of any meeting, notice by the stockholder to be timely with respect to such meeting must be so received not later than the close of business on the 10th day following the date on which such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the name and address as they appear on the Corporation's books of the stockholder intending to make such

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nomination; (c) the class and number of shares of capital stock of the
Corporation which are beneficially owned by such stockholder (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) the occupations and business history for the previous five years, other directorships, names of business entities of which the proposed nominee owns a 10 percent or more equity interest, a list of any criminal convictions, including federal and state securities violations and such other information regarding each proposed nominee as may be required by the federal proxy rules in effect at the time the notice is submitted and (f) the consent of each nominee to serve as a director of the Corporation if so elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.04. The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

     Section 3.05.  Election of Chairman of the Board.  At the organizational
                    ---------------------------------
meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

     Section 3.06.  Removal.  Subject to the right to elect directors under
                    -------
specified circumstances which may be granted pursuant to Section 2 of Article Fourth of the Certificate to the holders of any class or series of Preferred Stock, any director may be removed from office only as provided in Article Tenth of the Certificate.

     Section 3.07.  Vacancies and Additional Directorships.  Except as otherwise
                    --------------------------------------
provided pursuant to Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3.08.  Regular and Special Meetings.  Promptly after, and on the
                    ----------------------------
same day as, each annual election of directors by the shareholders, the Board shall, if a quorum be present, meet in an organizational meeting to elect a chairman, appoint members of the standing committees of the Board, elect officers of the Corporation and conduct other business as appropriate. Additional notice of such meeting need not be given if such meeting is conducted promptly after the annual meeting to elect directors and if the meeting is held in the same location where the election of directors was conducted. Regular meetings of the Board shall be

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held at such times and places as the Board shall determine. Notice of regular meetings shall be mailed to each director at least five days before the meeting, addressed to the director's usual place of business or to his or her residence address or to an address specifically designated by the director.

     Section 3.09.  Quorum.  At all meetings of the Board of Directors, a
                    ------
majority of the fixed number of directors shall constitute a quorum for the transaction of business, except that when the Board of Directors consists of one director, then the one director shall constitute a quorum. In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 3.10.  Votes Required.  Except as otherwise provided by applicable
                    --------------
law or by the Certificate, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

     Section 3.11.  Place and Conduct of Meetings.  Each regular meeting and
                    -----------------------------
special meeting of the Board of Directors shall be held at a location determined as follows: The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting. If no such designation is made: (i) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation's principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the Corporation's principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation's principal executive office. Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the Chairman of the Board, or in his absence a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     Section 3.12.  Fees and Compensation.  Directors shall be paid such
                    ---------------------
compensation as may be fixed from time to time by resolutions of the Board of Directors (a) for their usual and contemplated services as directors, (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff, and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.12. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any

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other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

     Section 3.13.  Committees of the Board of Directors. Subject to the
                    ------------------------------------
requirements of applicable law, the Board of Directors may from time to time establish committees, including standing or special committees, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors. Committee members, and the chairman of each committee, shall be appointed by the Board of Directors. The Chairman of the Board, in conjunction with the several committee chairmen, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors. Any member of any committee may be removed at any time with or without cause by the Board of Directors. Vacancies which occur in any committee shall be filled by a resolution of the Board of Directors. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors. The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee. Members of standing committees, and their chairmen, shall be elected yearly at the organizational meeting of the Board of Directors which is held immediately following the annual meeting of stockholders.

     Section 3.14.  Audit Committee.  There shall be an Audit Committee of the
                    ---------------
Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

          1. The Committee shall have at least three (3) members. All members of the Committee shall be Independent Directors, which term is hereby defined to mean any director that is "Independent" within the meaning of Rule 303.01 of the New York Stock Exchange Listed Company Manual, as such rule (or any successor rule) may be amended from time to time.

          2. The Committee shall recommend to the Board of Directors for its action the appointment or discharge of the Corporation's independent auditors, based upon the Committee's judgment of the independence of the auditors (taking into account the fees charged both for audit and non-audit services) and the quality of its audit work. Ratification by the stockholders of the Board of Directors' appointment of the Corporation's independent auditors may be sought in conjunction with management's solicitation of proxies for the annual meeting of stockholders, if so determined by the Board of Directors. If the auditors must be replaced, the Committee shall recommend to the Board of Directors for its action the appointment of new auditors until the next annual meeting of stockholders.

          3. The Committee shall review and approve the scope and plan of the audit.

          4. The Committee shall meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report or opinion which the auditors propose to render in connection with the Corporation's financial statements.

               5. The Committee shall review and approve each professional service of a non-audit nature to be provided by the auditors.

               6. The Committee shall meet with the Corporation's chief internal auditor at least once a year to review his comments concerning the adequacy of the Corporation's system of internal controls and such other matters as the Committee may deem appropriate.

               7. The Committee shall have the power to direct the auditors and the internal audit staff to inquire into and report to it with respect to any of the Corporation's contracts, transactions or procedures, or the conduct of the Corporate Office, or any division, profit center, subsidiary or other unit, or any other matter having to do with the Corporation's business and affairs. If authorized by the Board of Directors, the Committee may initiate special investigations in these regards.

               8. The Committee shall have such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

     Section 3.15.  Compensation and Management Development Committee.  There
                    -------------------------------------------------
shall be a Compensation and Management Development Committee of the Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

               1. The Committee shall be composed of at least three (3) members. All members of the Committee shall be Independent Outside Directors. The principal Human Resources officer of the Corporation shall be a non-voting member of the Committee.

               2. The Committee shall recommend to the Board of Directors for its action the amount to be appropriated for awards to be made each year to elected officers under the Corporation's incentive compensation plan.

               3. The Committee shall establish the Corporation's annual performance objectives under the Corporation's incentive compensation plans.

               4. The Committee shall make recommendations to the Board of Directors with respect to the base salary and incentive compensation of the elected officers. The Committee shall take final action with respect to the base salary and incentive compensation of the ten (10) employees, who are not elected officers, receiving the highest base salaries immediately preceding the date of any such action.

               5. The Committee shall review management's recommendations and take final action with respect to all awards to be made under the Corporation's long-term incentive plans or other similar benefit plans which may be adopted by the Board of Directors or the stockholders and in which corporate officers or directors are eligible to participate, provided however that all such awards relative to the five (5) most highly compensated officers must be reported to the Board of Directors.

               6. The Committee shall review on a continuing basis the Corporation's general compensation policies and practices, fringe benefits and the Corporation's compliance with its various affirmative action plans and programs. The committee shall also review and recommend to the Board of Directors for its final action all compensation plans in which elected officers or directors are eligible to participate.

               7. The Committee shall review from time to time and report to the Board of Directors actions taken by management concerning the Corporation's overall executive structure and the steps being taken to assure the succession of qualified management.

               8. The Committee shall have such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

     Section 3.16.  Public Issues and Policy Committee.  There shall be a Public
                    ----------------------------------
Issues and Policy Committee of the Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

               1. The Committee shall have at least five (5) members. At least sixty percent (60%) of the members shall be Independent Outside Directors.

               2. The Committee shall review, approve and monitor the policy, organization, charter and implementation of the Northrop Grumman Employees Political Action Committee.

               3. The Committee shall review and approve the policy of the Corporation for engaging the services of Consultants and Commission Agents.

               4. The Committee shall review and report to the Board of Directors from time to time concerning the Corporation's compliance with the Corporation's policies, practices and procedures with respect to consultants and commission agents.

               5. The Committee shall review and make policy and budget recommendations to the Board of Directors for its actions concerning proposed charitable contributions and aid to higher education to be given by the Corporation each year.

               6. The Committee shall have such other duties as lawfully may be delegated to it from time to time by the Board of Directors.

     Section 3.17.  Finance Committee.  There shall be a Finance Committee of
                    -----------------
the Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

               1. The Committee shall have at least five (5) members. At least fifty percent (50%) of the members of the Committee shall be Independent Outside Directors. The chief financial officer of the Corporation shall be a non-voting member of the Committee.

               2. The Committee shall review and give consideration to management requests for required specific new financing of a long-term nature, whether debt or equity, and make recommendations to the Board of Directors for its final action.

               3. The Committee shall review the current financial condition of the Company and planned financial requirements.

               4. The Committee shall review periodically the Corporation's dividend policy in connection with dividend declarations and make recommendations to the Board of Directors for its final action.

               5. The Committee shall consider management's recommendations concerning acquisitions, mergers or divestments which management has determined to be of an unusual or material nature and shall make recommendations to the Board of Directors for its final action.

               6. The Committee shall consider management's recommendations concerning contracts or programs which management has determined to be of an unusual or material nature and shall make recommendations to the Board of Directors for its final action.

               7. The Committee shall periodically review the investment performance of the employee benefit plans, capital asset requirements and short-term investment policy when appropriate.

               8. The Committee shall have such other duties as lawfully may be delegated to it from time to time by the Board of Directors.

     Section 3.18.  Nominating and Corporate Governance Committee.  There shall
                    ---------------------------------------------
be a Nominating and Corporate Governance Committee of the Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. The Committee shall have the following membership and powers:

               1. The Committee shall have at least three (3) members. All members of the Committee shall be Independent Outside Directors.

               2. The Committee shall review candidates to serve as directors and shall recommend nominees to the Board of Directors for election at each annual meeting of stockholders or other special meetings where directors are to be elected and shall recommend persons to serve as proxies to vote proxies solicited by management in connection with such meetings.

               3. The Committee shall cause the names of all director candidates that are approved by the Board of Directors to be listed in the Corporation's proxy materials and shall support the election of all candidates so nominated by the Board of Directors to the extent permitted by law.

               4. The Committee shall review and make recommendations to the Board of Directors for its final action concerning the composition and size of the Board of Directors, its evaluation of the performance of incumbent directors, its recommendations concerning the compensation of the Directors, its recommendations concerning directors to fill vacancies and its evaluation and recommendations concerning potential candidates to serve in the future on the Board of Directors to assure the Board's continuity and succession and its evaluation and recommendations on matters of corporate governance as appropriate.

               5. The Committee shall have such other duties as lawfully may be delegated to it from time to time by the Board of Directors.

     Section 3.19.  Meetings of Committees.  Each committee of the Board of
                    ----------------------
Directors shall fix its own rules of procedure consistent with the provisions of applicable law and of any resolutions of the Board of Directors governing such committee. Each committee shall meet as provided by such rules or such resolution of the Board of Directors, and shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of these Bylaws under Article III entitled "Directors" relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of meetings and notice of meetings for committees of the Board of Directors. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of one (1) member, then the one (1) member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board of Directors, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.

                                  ARTICLE IV

                                   OFFICERS

     Section 4.01.  Designation, Election and Term of Office.  The Corporation
                    ----------------------------------------
shall have a Chairman of the Board and/or a President either of whom may be designated Chief Executive Officer by the Board of Directors, such Vice Presidents (each of whom may be assigned by the Board of Directors or the Chief Executive Officer an additional title descriptive of the functions assigned to him and one or more of whom may be designated Executive, Group or Senior Vice President) as the Board of Directors deems appropriate, a Secretary and a Treasurer. These officers shall be elected annually by the Board of Directors at the organizational meeting immediately following the annual meeting of stockholders, and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year or until his earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for an unexpired portion of the term by the Board of Directors at any regular special meeting. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles for employees and agents, as, from time to time, may appear necessary or advisable in the conduct of the affairs of the Corporation and, in the same manner, terminate or change such titles.

     Section 4.02.  Chairman of the Board.  The Board of Directors shall
                    ---------------------
designate the Chairman of the Board from among its members. The Chairman of the Board of Directors shall preside at all meetings of the Board and the Shareholders, and shall perform such other duties as shall be delegated to him by the Board or the officer designated as chief executive.

     Section 4.03.  President.  The President shall perform such duties and have
                    ---------
such responsibilities as may from time to time be delegated or assigned to him by the Board of Directors or the officer designated as chief executive.

     Section 4.04.  Chief Executive.  The Board of Directors shall designate
                    ---------------
either the Chairman of the Board or the President to be the chief executive of the Corporation. The officer so designated shall be responsible for the general supervision, direction and control of the business and affairs of the Corporation.

     Section 4.05.  Chief Financial Officer.  The Chief Financial Officer of the
                    -----------------------
Corporation shall be responsible to the Chief Executive Officer for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. He shall attend all regular meetings of the Board of Directors and keep the Directors currently informed concerning all significant financial matters that could impact upon the business or affairs of the Corporation. He shall also perform such additional duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

     Section 4.06.  Executive Vice Presidents, Senior Vice Presidents and Vice
                    ----------------------------------------------------------
Presidents.  Executive vice presidents, senior vice presidents and vice
----------
presidents of the Corporation that are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer.

     Section 4.07.  Chief Legal Officer.  The chief legal officer of the
                    -------------------
Corporation shall be the General Counsel who shall be responsible to the Chief Executive Officer for the management and supervision of all legal matters. The General Counsel shall attend all regular meetings of the Board of Directors and shall keep the Directors currently informed concerning all significant legal matters, particularly those involving important business, legal, moral or ethical issues that could impact upon the business or affairs of the Corporation.

     Section 4.08.  Secretary.  The Secretary shall keep the minutes of the
                    ---------
meetings of the stockholders, the Board of Directors and all committee meetings. The Secretary shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the Board of Directors to sign and seal. The Secretary also shall perform such other duties as may be assigned from time to time by the Chief Executive Officer.

     Section 4.09.  Treasurer.  The Treasurer shall be accountable to the Senior
                    ---------
Vice President, Finance, and shall perform such duties as may be assigned to the Treasurer from time to time by the Senior Vice President, Finance.

     Section 4.10.  Appointed Officers.  The Chief Executive Officer may appoint
                    ------------------
one or more Corporate Staff Vice Presidents, officers of groups or divisions or assistant secretaries, assistant treasurers and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Chief Executive Officer.

     Section 4.11.  Absence or Disability of an Officer.  In the case of the
                    -----------------------------------
absence or disability of an officer of the Corporation the Board of Directors, or any officer designated by it, or the Chief Executive Officer may, for the time of the absence or disability, delegate such officer's duties and powers to any other officer of the Corporation.

     Section 4.12.  Officers Holding Two or More Offices.  The same person may
                    ------------------------------------
hold any two or more of the above-mentioned offices. However, no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, by the Certificate or by these Bylaws, to be executed, acknowledged or verified by any two or more officers.

     Section 4.13.  Compensation.  The Board of Directors shall have the power
                    ------------
to fix the compensation of all officers and employees of the Corporation.

     Section 4.14.  Resignations.  Any officer may resign at any time by giving
                    ------------
written notice to the Board of Directors, to the Chief Executive Officer, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors. The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

     Section 4.15.  Removal.  Any officer of the Corporation may be removed,
                    -------
with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any assistant officer of the Corporation may be removed, with or without cause, by the Chief Executive Officer, or by the Board of Directors.

                                   ARTICLE V

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES AND AGENTS

     Section 5.01.  Right to Indemnification.  Each person who was or is made a
                    ------------------------
party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. Any person who was or is made a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall also be considered an indemnitee for the purposes of this Article. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent. Notwithstanding anything in this Section
5.01 to the contrary, except as provided in Section 5.03 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

     Section 5.02.  Advancement of Expenses.
                    -----------------------

               (a) The right to indemnification conferred in Section 5.01 shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses") paid by the Corporation; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate any applicable law. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person.

               (b) Notwithstanding anything in Section 5.02(a) to the contrary, the right of employees or agents to advancement of expenses shall be at the discretion of the Board of Directors and on such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights for the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

     Section 5.03.  Right of Indemnitee to Bring Suit.  If a claim under Section
                    ---------------------------------
5.01 is not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02 in which case the applicable period shall be thirty (30) calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.

     Section 5.04.  Nonexclusivity of Rights.
                    ------------------------

               (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

               (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

               (c) The Corporation may without reference to Sections 5.01 through 5.04 (a) and (b) hereof, pay the expenses, including attorneys fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal, or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

                                  ARTICLE VI

                                     STOCK

     Section 6.01.  Certificates.  Except as otherwise provided by law, each
                    ------------
stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board, or the President, or a Vice President, together with the Secretary, or an Assistant Secretary, or the Treasurer or Assistant Treasurer. Any or all of the signatures on any certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Section 6.02.  Transfer of Shares.  Shares of stock shall be transferable
                    ------------------
on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation's registrar if the Corporation has a registrar. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation's stock as it may deem expedient.

     Section 6.03.  Transfer Agents and Registrars.  The Corporation may have
                    ------------------------------
one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

     Section 6.04.  Stock Ledgers.  Original or duplicate stock ledgers,
                    -------------
containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

     Section 6.05.  Record Dates.  The Board of Directors shall fix, in advance,
                    ------------
a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

     Section 6.06.  New Certificates.  In case any certificate of stock is lost,
                    ----------------
stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers or agents, in their discretion, may refuse to issue such a new certificate unless the Corporation is ordered to do so by a court of competent jurisdiction.

                                  ARTICLE VII

                    RESTRICTIONS ON SECURITIES REPURCHASES

     Section 7.01.  Restrictions on Securities Repurchases.
                    --------------------------------------

               1.   Vote Required for Certain Acquisition of Securities. Except
                    ---------------------------------------------------
     as set forth in Subsection 2 of this Section 7.01, in addition to any affirmative vote of stockholders required by any provision of law, the Certificate of Incorporation or Bylaws of this Corporation, or any policy adopted by the Board of Directors, neither the Corporation nor any Subsidiary shall knowingly effect any direct or indirect purchase or other acquisition of any equity security of a class of securities which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), issued by the Corporation at a price which is in excess of the highest Market Price of such equity security on the largest principal national securities exchange in the United States on which such security is listed for trading on the date that the understanding to effect such transaction is entered into by the Corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, and such date to be conclusively established by determination of the Board of Directors), from any Interested Person, without the affirmative vote of the holders of the Voting Shares representing at least a majority of the aggregate voting power of all outstanding voting shares, excluding Voting Shares beneficially owned by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

          2.   When a Vote is Not Required.  The provisions of Subsection 1 of
               ---------------------------
     this Section 7.01 shall not be applicable with respect to:

               a. any purchase, acquisition, redemption or exchange of such equity securities, the purchase, acquisition, redemption or exchange of which is provided for in the Corporation's Certificate of Incorporation;

               b. any purchase or other acquisition of equity securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act of 1934, as amended and the rules and regulations thereunder (or any successor provisions to such Act, rules or regulations);

               c. any purchase or acquisition of equity securities made pursuant to an open market purchase program which has been approved by the Board of Directors.

          3.   Certain Definitions.  For the purpose of this Section:
               -------------------

               a. "Affiliate" and "Associate" shall have their respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 2001.

               b. "Beneficial Owner" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 2001.

               c. "Interested person" shall mean any person (other than the Corporation or any subsidiary) that is the direct or indirect Beneficial Owner of five percent (5%) or more of the aggregate voting power of the Voting Shares, and any Affiliate or Associate of any such person. For the purpose of determining whether a person is an Interested Person, the outstanding Voting Shares include

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

          unissued shares of voting stock of the Corporation of which the Interested Person is the Beneficial Owner, but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise or conversion of rights, warrants or options, or otherwise to any person who is not the Interested Person.

               d. "Market Price" of shares of the class of equity security of the Corporation on any day shall mean the highest sale price (regular way) of shares of such class of such equity security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported sale price for such shares in the over-the-counter market as reported on the NASDAQ National Market System, or if such sale price shall not be reported thereon, the highest bid price so reported, or, of such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau, Incorporated, or if the price is not determinable as set forth above, as determined in good faith by the Board of Directors.

               e. "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Exchange Act, as in effect on January 1, 2001.

               f. "Subsidiary" shall mean any company or entity of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities, or (ii) shares having a majority of the voting power represented by all of the outstanding Voting Stock of such company entitled to vote generally in the election of directors. For the purpose of determining whether a company is a Subsidiary, the outstanding voting stock and shares of equity securities thereof shall include unissued shares of which The Corporation is the beneficial owner but, except for the purpose of determining whether a company is a Subsidiary for the purpose of Subsection 3(c) hereof shall not include any shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise to any Person who is not the Corporation.

               g. "Voting shares" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                 ARTICLE VIII

                               SUNDRY PROVISIONS

     Section 8.01.  Fiscal Year.  The fiscal year of the Corporation shall end
                    -----------
on the 31st day of December of each year.

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

     Section 8.02.  Seal.  The seal of the Corporation shall bear the name of
                    ----
the Corporation and the words "Delaware" and "Incorporated January 16, 2001."

     Section 8.03.  Voting of Stock in Other Corporations.  Any shares of stock
                    -------------------------------------
in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders' meetings thereof by the Chief Executive Officer or his designee. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     Section 8.04.  Amendments.  These Bylaws may be adopted, repealed,
                    ----------
rescinded, altered or amended only as provided in Articles Fifth and Sixth of the Certificate.

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